                                                             EXHIBIT 8


                               September 13, 1995



Bally Entertainment Corporation
8700 West Bryn Mawr Avenue
Chicago, IL  60631

         Re:     Registration Statement on Form S-3 (Reg. No. 33-61571)

Ladies and Gentlemen:

         In connection with the filing by Bally Entertainment Corporation (the "Company") of the Registration Statement on Form S-3, No. 33- 61571 (the "Registration Statement"), with the Securities and Exchange Commission, you have requested our opinion concerning certain Federal income tax considerations to persons who purchase shares of PRIDES offered thereby.

         The facts, as we understand them, and upon which we rely in rendering our opinion expressed herein, are set forth in the Registration Statement in its entirety. Based upon and subject to (i) the accuracy of such facts and
(ii) the offering of shares of PRIDES being consummated in the manner described in the Registration Statement, the information in such prospectus included in the Registration Statement under the heading "Certain Federal Income Tax Considerations," while not purporting to discuss all possible Federal income tax consequences to persons who purchase shares of PRIDES, expresses our opinion as to the material Federal income tax considerations believed to be applicable to such persons.

         This opinion is furnished to you solely for use in connection with the Registration Statement and may not be used, circulated, quoted or otherwise referred to for any other purposes without our express written permission. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption, "Legal Matters" in the prospectus included in the Registration Statement. We hereby consent to the incorporation by reference of this opinion into a subsequent registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act of 1933 relating to the offering covered by the Registration Statement. In giving this consent, we do not agree that we come within the category of persons whose consent is required.

                                                Very truly yours,

                                                KATTEN MUCHIN & ZAVIS

                                                /s/ KATTEN MUCHIN & ZAVIS